UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2009

VERICHIP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17,  2009, VeriChip Corporation (“VeriChip”) entered into an exclusive development and supply agreement with Medical Components, Inc. (“Medcomp”). Pursuant to the agreement, VeriChip will develop and manufacture a new, smaller RFID microchip, and Medcomp will purchase the microchip from VeriChip for inclusion in Medcomp’s vascular access product lines. The initial term of the agreement is from March 17, 2009 until five years after the later to occur of (i) the microchip being ready for production, or (ii) 510k approval of the microchip by the U.S. Food and Drug Administration. VeriChip will receive a product development fee for the timely development of the new microchip, and Medcomp will have certain minimum purchase requirements during the term of the agreement. If all of the minimum purchase requirements are met, the total value of the contract will exceed $3 million. Additionally, Medcomp will be responsible for obtaining any necessary regulatory approvals for use of the product.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of VeriChip Corporation dated March 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: March 18, 2009

/s/ William J. Caragol
William J. Caragol
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of VeriChip Corporation dated March 18, 2009